Exhibit 99.1

                                         Contact:  Dave Farmer

                                                         508-293-7206

                                                         farmer_dave@emc.com

FOR IMMEDIATE RELEASE

EMC REPORTS THIRD-QUARTER FINANCIAL RESULTS;

ACHIEVES 13% YEAR-OVER-YEAR REVENUE GROWTH

HOPKINTON, Mass. – Oct. 22, 2008 – EMC Corporation (NYSE: EMC), the world leader in information infrastructure solutions, today announced record third-quarter revenue and its 21st consecutive quarter of double-digit year-over-year revenue growth. EMC’s total consolidated revenue for the third quarter of 2008 was $3.7 billion, an increase of 13% over the $3.3 billion reported for the third quarter of 2007.

Third-quarter GAAP net income was $411 million or $0.20 per diluted share, which includes a $0.01 special income tax benefit. Third-quarter non-GAAP net income¹ was $528 million or $0.25 per diluted share, 14% higher than the non-GAAP earnings per diluted share of $0.22 for the year-ago period.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “Against the backdrop of a tough global economy, EMC delivered its 21st consecutive quarter of double-digit revenue growth and solid double-digit profit growth. These results reflect the high quality and leadership of EMC’s broad portfolio of storage, information management and security products and services and the global reach of our direct sales force and trusted partners. Customers will continue to turn to EMC as they focus their efforts on cost savings and maximizing efficiency across their information infrastructure. Even with a challenging economic environment ahead, we remain confident and well positioned to compete effectively, continue winning business and outpace our peers in the marketplace.”

Consolidated revenue from the United States increased 7% compared with the same period a year ago. Revenue from operations outside of the United States grew 19% year over year and represented 46% of total third-quarter revenue. Revenue from EMC’s Europe, Middle East & Africa (EMEA) region increased 20%, Asia-Pacific & Japan (APJ) revenue increased 19%, and Latin America revenue increased 27%, each compared with the year-ago quarter.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “EMC is well positioned with the financial flexibility of a strong cash position and cash flow, along with an expanding market opportunity driven by the continued growth of business and personal information. As customers deal with this information growth, while also reducing costs and improving IT efficiencies, we are confident that EMC has the best portfolio of products and services to help them succeed. We remain laser-focused on managing our cost structure, increasing customer loyalty, maximizing shareholder value and strengthening our competitive advantage to gain market share.”

Third-Quarter Highlights

Revenue from EMC’s Information Storage business, which includes revenue from storage systems, storage management software and related customer and professional services, reached $2.9 billion, an increase of 11% compared with the year-ago period. This growth was largely driven by strong customer demand for EMC’s industry-leading networked storage solutions across a broad customer base, with double-digit year-over-year revenue growth from EMC’s midrange and entry-level information storage platforms that connect to both IP and Fibre channel networks. During the quarter, EMC’s Information Storage business also benefited from double-digit year-over-year revenue growth from its broad portfolio of industry-leading backup, recovery and archive software that helps customers meet new information protection and recovery requirements, control explosive data growth and improve cost savings in the data center.

For the third quarter of 2008, revenue from RSA, The Security Division of EMC, grew 11% year over year, reaching $147 million. The third-quarter growth in the RSA business was led by customer demand for its security information and event management solutions and its identity protection and verification solutions. Growth in the business reflects the completeness of EMC’s information-centric security strategy and its leading portfolio of solutions that are uniquely suited to help customers address the overall process of securing data, managing risk, and meeting multiple compliance demands in a holistic, repeatable and cost-efficient manner.

EMC’s Content Management and Archiving business’ third-quarter revenue was $188 million. During the quarter, the business benefited from continued demand for EMC’s next-generation enterprise content management solutions for effective transactional content management, dynamic customer communication management and content management for the Web 2.0 enterprise – fostering dynamic new ways people work, network and collaborate, while advancing requirements for security, performance and compliance.

VMware (NYSE: VMW), which is majority-owned by EMC, contributed third-quarter revenues of $472 million, an increase of 33% compared to the year-ago quarter. VMware is the global leader in virtualization solutions from the desktop to the data center. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and be more energy efficient. Visit http://ir.vmware.com for more information about the virtualization software leader’s third-quarter financial results.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof or costs incurred in expense reduction initiatives. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

All dollar amounts in the business outlook should be considered to be approximations.

EMC’s outlook for the fourth quarter of 2008 is as follows:

•	Consolidated revenues of $4 billion.

•	Consolidated GAAP diluted earnings per share between $0.23 and $0.24.

•	Consolidated non-GAAP diluted earnings per share (excluding stock-based compensation and intangible asset amortization) between $0.30 and $0.31.

•	Stock-based compensation of $0.05 per diluted share and intangible asset amortization of $0.02 per diluted share.

EMC will host its 2008 third quarter earnings conference call today at 8:30 a.m. ET, which will be made available on EMC’s web site at www.EMC.com/earnings.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹ Items excluded from the non-GAAP results are stock-based compensation and intangible amortization for both the third quarters of 2008 and 2007, a special income tax benefit and a restructuring charge for the third quarter of 2008 and net gains on investments, including the gain on the sale of VMware stock in the third quarter of 2007. See attached schedules for reconciliation of GAAP to non-GAAP.

EMC is a registered trademark of EMC Corporation. RSA is a registered trademark of RSA Security Inc. VMware is a registered trademark of VMware, Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) the impact of any expense reduction initiatives; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible amortization, special income tax benefits, restructuring charges and net gains on investments) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues:
Product sales	$2,492,941	$2,332,884	$7,295,022	$6,667,665
Services	1,222,651	966,870	3,564,503	2,731,766

	3,715,592	3,299,754	10,859,525	9,399,431
Cost and expenses:
Cost of product sales	1,156,063	1,056,714	3,350,199	3,131,434
Cost of services	500,809	421,396	1,512,641	1,175,600
Research and development	410,793	383,600	1,286,809	1,123,958
Selling, general and administrative	1,172,579	983,774	3,390,468	2,783,813
In-process research and development	—	800	79,204	800
Restructuring charges (credits)	4,398	(571)	4,041	(3,241)

Operating income	470,950	454,041	1,236,163	1,187,067

Net gain on investments, including gain on sale of VMware stock	—	137,330	—	137,330
Investment income	56,717	67,192	192,587	170,181
Interest expense	(18,492)	(17,937)	(55,328)	(54,366)
Other (expense) income, net	(13,313)	(6,857)	(20,887)	951

Income before taxes and minority interest	495,862	633,769	1,352,535	1,441,163
Income tax provision	71,452	136,390	267,945	296,770

Income before minority interest	424,410	497,379	1,084,590	1,144,393
Minority interest in VMware, net of taxes	(13,133)	(4,459)	(27,007)	(4,459)

Net income	$411,277	$492,920	$1,057,583	$1,139,934

Net income per weighted average share, basic:	$0.20	$0.24	$0.51	$0.55

Net income per weighted average share, diluted:	$0.20	$0.23	$0.50	$0.53

Weighted average shares, basic	2,048,594	2,080,507	2,060,952	2,077,289
Weighted average shares, diluted	2,077,474	2,177,259	2,095,116	2,140,555

As a % of total revenue:
Gross margin	55.4%	55.2%	55.2%	54.2%
Selling, general and administrative	31.6%	29.8%	31.2%	29.6%
Research and development	11.1%	11.6%	11.8%	12.0%
Operating income	12.7%	13.8%	11.4%	12.6%
Net income	11.1%	14.9%	9.7%	12.1%

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2008

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,715,592	$1,656,872	$410,793	$1,172,579	$4,398	$470,950	$24,912	$495,862	$71,452	$424,410	$(13,133)	$411,277	$0.201	$0.197
Restructuring charge	—	—	—	—	(4,398)	4,398	—	4,398	2,990	1,408	—	1,408	$0.001	$0.001

Special income tax benefit	—	—	—	—	—	—	—	—	17,803	(17,803)	—	(17,803)	$(0.009)	$(0.009)

EMC Consolidated Adjusted (1)	3,715,592	1,656,872	410,793	1,172,579	—	475,348	24,912	500,260	92,245	408,015	(13,133)	394,882	$0.193	$0.190
Stock-based compensation expense	—	(21,052)	(36,734)	(60,475)	—	118,261	—	118,261	27,630	90,631	(4,437)	86,194	$0.042	$0.041

Intangible amortization	—	(40,737)	(2,804)	(28,428)	—	71,969	—	71,969	24,725	47,244	(500)	46,744	$0.023	$0.023

EMC Consolidated Non-GAAP (2)	$3,715,592	$1,595,083	$371,255	$1,083,676	$—	$665,578	$24,912	$690,490	$144,600	$545,890	$(18,070)	$527,820	$0.258	$0.254

EMC Information Infrastructure GAAP	$3,243,732	$1,582,588	$326,204	$963,428	$4,398	$367,114	$23,667	$390,781	$50,928	$339,853	$—	$339,853	$0.166	$0.164
Restructuring charge	—	—	—	—	(4,398)	4,398	—	4,398	2,990	1,408	—	1,408	$0.001	$0.001

Special income tax benefit	—	—	—	—	—	—	—	—	17,803	(17,803)	—	(17,803)	$(0.009)	$(0.009)

EMC Information Infrastructure Adjusted (3)	3,243,732	1,582,588	326,204	963,428	—	371,512	23,667	395,179	71,721	323,458	—	323,458	$0.158	$0.156
Stock-based compensation expense	—	(15,251)	(21,184)	(44,414)	—	80,849	—	80,849	18,371	62,478	—	62,478	$0.030	$0.030

Intangible amortization	—	(37,208)	(2,804)	(26,882)	—	66,894	—	66,894	22,823	44,071	—	44,071	$0.022	$0.021

EMC Information Infrastructure Non-GAAP (4)	$3,243,732	$1,530,129	$302,216	$892,132	$—	$519,255	$23,667	$542,922	$112,915	$430,007	$—	$430,007	$0.210	$0.207

VMware standalone GAAP	$472,121	$74,454	$85,315	$211,332	$—	$101,020	$2,510	$103,530	$20,242	$83,288	$—	$83,288	$0.041	$0.040

GAAP adjustments and eliminations	(261)	(170)	(726)	(2,181)	—	2,816	(1,265)	1,551	282	1,269	(13,133)	(11,864)	$(0.006)	$(0.006)

VMware within EMC	471,860	74,284	84,589	209,151	—	103,836	1,245	105,081	20,524	84,557	(13,133)	71,424	$0.035	$0.034
Stock-based compensation expense	—	(5,801)	(15,550)	(16,061)	—	37,412	—	37,412	9,259	28,153	(4,437)	23,716	$0.012	$0.011

Intangible amortization	—	(3,529)	—	(1,546)	—	5,075	—	5,075	1,902	3,173	(500)	2,673	$0.001	$0.001

VMware within EMC Non-GAAP (5)	$471,860	$64,954	$69,039	$191,544	$—	$146,323	$1,245	$147,568	$31,685	$115,883	$(18,070)	$97,813	$0.048	$0.047

											Wtd. Average Share O/S		2,048,594	2,077,474

(1)	Represents EMC Consolidated GAAP excluding restructuring charge and special income tax benefit.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charge and special income tax benefit.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,299,754	$1,478,110	$383,600	$983,774	$229	$454,041	$179,728	$633,769	$136,390	$497,379	$(4,459)	$492,920	$0.237	$0.226
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.053)

EMC Consolidated Adjusted (1)	3,299,754	1,478,110	383,600	983,774	229	454,041	42,398	496,439	114,210	382,229	(4,459)	377,770	$0.182	$0.174
Stock-based compensation expense	—	(15,059)	(29,029)	(56,545)	—	100,633	—	100,633	24,747	75,886	(1,704)	74,182	$0.036	$0.034
Intangible amortization	—	(30,356)	(2,206)	(18,328)	—	50,890	—	50,890	17,916	32,974	(287)	32,687	$0.016	$0.015

EMC Consolidated Non-GAAP (2)	$3,299,754	$1,432,695	$352,365	$908,901	$229	$605,564	$42,398	$647,962	$156,873	$491,089	$(6,450)	$484,639	$0.233	$0.223

EMC Information Infrastructure GAAP	$2,945,463	$1,419,459	$315,760	$818,199	$229	$391,816	$179,190	$571,006	$135,586	$435,420	$—	$435,420	$0.209	$0.200
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.053)

EMC Information Infrastructure Adjusted (3)	2,945,463	1,419,459	315,760	818,199	229	391,816	41,860	433,676	113,406	320,270	—	320,270	$0.154	$0.147
Stock-based compensation expense	—	(12,652)	(15,996)	(40,248)	—	68,896	—	68,896	17,738	51,158	—	51,158	$0.025	$0.023
Intangible amortization	—	(25,003)	(2,206)	(17,071)	—	44,280	—	44,280	15,470	28,810	—	28,810	$0.014	$0.013

EMC Information Infrastructure Non-GAAP (4)	$2,945,463	$1,381,804	$297,558	$760,880	$229	$504,992	$41,860	$546,852	$146,614	$400,238	$—	$400,238	$0.192	$0.184

VMware standalone GAAP	$357,816	$58,651	$67,840	$165,575	$—	$65,750	$538	$66,288	$1,610	$64,678	$—	$64,678	$0.031	$0.030
GAAP adjustments and eliminations	(3,525)	—	—	—	—	(3,525)	—	(3,525)	(806)	(2,719)	(4,459)	(7,178)	$(0.003)	$(0.003)

VMware within EMC	354,291	58,651	67,840	165,575	—	62,225	538	62,763	804	61,959	(4,459)	57,500	$0.028	$0.026
Stock-based compensation expense	—	(2,407)	(13,033)	(16,297)	—	31,737	—	31,737	7,009	24,728	(1,704)	23,024	$0.011	$0.011
Intangible amortization	—	(5,353)	—	(1,257)	—	6,610	—	6,610	2,446	4,164	(287)	3,877	$0.002	$0.002

VMware within EMC Non-GAAP (5)	$354,291	$50,891	$54,807	$148,021	$—	$100,572	$538	$101,110	$10,259	$90,851	$(6,450)	$84,401	$0.041	$0.039

											Wtd. Average Share O/S		2,080,507	2,177,259

(1)	Represents EMC Consolidated GAAP excluding net gains on investments, including the gain on sale of VMware stock.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding net gains on investments, including the gain on sale of VMware stock.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,473,700	$4,482,211
Short-term investments	392,780	1,644,703
Accounts and notes receivable, less allowance for doubtful accounts of $44,377 and $34,389	2,064,551	2,307,512
Inventories	980,939	877,243
Deferred income taxes	478,496	475,544
Other current assets	336,498	265,889

Total current assets	9,726,964	10,053,102
Long-term investments	2,494,779	1,825,572
Property, plant and equipment, net	2,190,343	2,159,396
Intangible assets, net	873,509	940,077
Other assets, net	831,193	775,001
Goodwill, net	7,002,241	6,531,506

Total assets	$23,119,029	$22,284,654

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$893,392	$840,886
Accrued expenses	1,572,805	1,696,309
Income taxes payable	66,246	146,104
Deferred revenue	1,926,232	1,724,909

Total current liabilities	4,458,675	4,408,208
Income taxes payable	265,860	246,951
Deferred revenue	1,168,364	1,053,394
Deferred income taxes	274,774	288,175
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	148,427	127,621

Total liabilities	9,766,100	9,574,349

Minority interest in VMware	295,289	188,988

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,040,754 and 2,102,187 shares	20,408	21,022
Additional paid-in capital	2,560,048	3,038,455
Retained earnings	10,527,872	9,470,289
Accumulated other comprehensive loss	(50,688)	(8,449)

Total stockholders’ equity	13,057,640	12,521,317

Total liabilities and stockholders’ equity	$23,119,029	$22,284,654

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2008	September 30, 2007
Cash flows from operating activities:
Cash received from customers	$11,437,259	$9,620,908
Cash paid to suppliers and employees	(8,842,798)	(7,455,043)
Dividends and interest received	192,651	182,840
Interest paid	(55,270)	(41,706)
Income taxes paid	(233,500)	(159,106)

Net cash provided by operating activities	2,498,342	2,147,893

Cash flows from investing activities:
Additions to property, plant and equipment	(490,066)	(501,462)
Capitalized software development costs	(209,441)	(163,350)
Purchases of short and long-term available for sale securities	(2,200,508)	(5,053,999)
Sales and maturities of short and long-term available for sale securities	2,766,087	5,871,715
Proceeds from the sale of EMC’s interest in subsidiary to Cisco	—	150,000
Acquisitions, net of cash acquired	(678,218)	(508,574)
Other	(4,410)	(10,860)

Net cash used in investing activities	(816,556)	(216,530)

Cash flows from financing activities:
Issuance of common stock from the exercise of stock options	176,774	553,319
Issuance of VMware’s common stock from the exercise of stock options	167,417	2,760
Proceeds from the sale of VMware’s common stock	—	1,253,533
Repurchase of EMC common stock	(1,119,986)	(1,102,602)
Excess tax benefits from stock-based compensation	96,046	55,250
Payment of short and long-term obligations	(5,678)	(4,369)
Proceeds from short and long-term obligations	2,125	19,550

Net cash (used in) provided by financing activities	(683,302)	777,441

Effect of exchange rate changes on cash	(6,995)	9,100

Net increase in cash and cash equivalents	991,489	2,717,904
Cash and cash equivalents at beginning of period	4,482,211	1,828,106

Cash and cash equivalents at end of period	$5,473,700	$4,546,010

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,057,583	$1,139,934
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest in subsidiary	27,007	4,459
Net gain on investments, including gain on sale of VMware stock	—	(137,330)
Depreciation and amortization	785,871	669,168
Non-cash restructuring and in-process research and development	80,705	800
Stock-based compensation expense	357,668	271,189
Increase in provision for doubtful accounts	16,615	2,605
Deferred income taxes, net	24,473	(31,495)
Excess tax benefits from stock-based compensation	(96,046)	(55,250)
Other	(4,135)	5,262
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	270,942	(188,486)
Inventories	4,039	(2,702)
Other assets	(68,180)	(125,538)
Accounts payable	14,096	109,594
Accrued expenses	(286,691)	(87,235)
Income taxes payable	4,326	169,065
Deferred revenue	290,177	407,357
Other liabilities	19,892	(3,504)

Net cash provided by operating activities	$2,498,342	$2,147,893

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
EMC Consolidated
Cash flow from Operations	$961,473	$717,645	$2,498,342	$2,147,893
Capital Expenditures	(163,617)	(177,252)	(490,066)	(501,462)
Capitalized Software	(90,593)	(65,304)	(209,441)	(163,350)

Free Cash Flow	$707,263	$475,089	$1,798,835	$1,483,081

VMware within EMC
Cash flow from Operations	$238,544	$204,260	$506,021	$456,895
Capital Expenditures	(32,042)	(48,302)	(118,385)	(159,040)
Capitalized Software	(37,961)	(22,314)	(53,895)	(33,145)

Free Cash Flow	$168,541	$133,644	$333,741	$264,710

EMC Information Infrastructure
Cash flow from Operations	$722,929	$513,385	$1,992,321	$1,690,998
Capital Expenditures	(131,575)	(128,950)	(371,681)	(342,422)
Capitalized Software	(52,632)	(42,990)	(155,546)	(130,205)

Free Cash Flow	$538,722	$341,445	$1,465,094	$1,218,371

EMC Corporation

Supplemental Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	Q1 2008	Q2 2008	Q3 2008	YTD 2008
Consolidated Revenues
Systems	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123	$1,528,012	$1,584,264	$4,552,399
Software:
Software License	806,660	867,917	921,517	1,055,746	3,651,840	900,307	933,639	908,678	2,742,624
Software Maintenance	382,080	400,233	426,198	472,264	1,680,775	506,218	524,725	554,416	1,585,359

Total Software License & Maintenance	1,188,740	1,268,150	1,347,715	1,528,010	5,332,615	1,406,525	1,458,364	1,463,094	4,327,983
Other Services	480,499	502,084	540,672	614,199	2,137,454	623,411	687,498	668,234	1,979,143

Total Consolidated Revenues	$2,975,005	$3,124,672	$3,299,754	$3,830,774	$13,230,205	$3,470,059	$3,673,874	$3,715,592	$10,859,525

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.1%	2.1%	1.8%	3.2%	2.3%	2.3%	2.7%	1.2%	2.0%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	Q1 2008	Q2 2008	Q3 2008	YTD 2008
Storage Systems Revenue	$1,302,740	$1,347,357	$1,405,139	$1,682,395	$5,737,631	$1,433,190	$1,523,695	$1,578,757	$4,535,642
Storage Software:
Storage Software License	486,558	512,521	515,056	561,622	2,075,757	470,449	494,331	477,742	1,442,522
Storage Software Maintenance	234,796	242,940	252,642	271,848	1,002,226	291,556	283,292	298,958	873,806

Total Storage Software License & Maintenance	721,354	755,461	767,698	833,470	3,077,983	762,005	777,623	776,700	2,316,328
Storage Other Services	402,834	425,200	450,450	516,782	1,795,266	516,634	571,929	552,866	1,641,429

Total Storage Revenue	$2,426,928	$2,528,018	$2,623,287	$3,032,647	$10,610,880	$2,711,829	$2,873,247	$2,908,323	$8,493,399

Content Management and Archiving Systems Revenue	$68	$1,708	$1,485	$2,157	$5,418	$2,521	$138	$185	$2,844
Content Management and Archiving Software:
Content Management and Archiving Software License	68,472	69,046	79,247	115,305	332,070	58,607	73,277	62,391	194,275
Content Management and Archiving Software Maintenance	60,339	60,416	61,595	70,590	252,940	73,758	75,660	77,014	226,432

Total Content Management and Archiving Software License & Maintenance	128,811	129,462	140,842	185,895	585,010	132,365	148,937	139,405	420,707
Content Management and Archiving Other Services	43,319	42,432	46,985	50,074	182,810	50,317	54,931	48,479	153,727

Total Content Management and Archiving Revenue	$172,198	$173,602	$189,312	$238,126	$773,238	$185,203	$204,006	$188,069	$577,278

Security Systems Revenue	$2,958	$5,373	$4,743	$4,013	$17,087	$4,412	$4,179	$5,322	$13,913
Security Software:
Security Software License	81,934	81,300	82,979	94,604	340,817	77,271	84,888	83,457	245,616
Security Software Maintenance	21,627	23,392	25,126	27,752	97,897	28,785	30,108	31,302	90,195

Total Security Software License & Maintenance	103,561	104,692	108,105	122,356	438,714	106,056	114,996	114,759	335,811
Security Other Services	13,342	14,890	20,016	21,226	69,474	24,389	24,871	27,259	76,519

Total Security Revenue	$119,861	$124,955	$132,864	$147,595	$525,275	$134,857	$144,046	$147,340	$426,243

EMC Information Infrastructure Systems Revenue	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123	$1,528,012	$1,584,264	$4,552,399
EMC Information Infrastructure Software:
EMC Information Infrastructure Software License	636,964	662,867	677,282	771,531	2,748,644	606,327	652,496	623,590	1,882,413
EMC Information Infrastructure Software Maintenance	316,762	326,748	339,363	370,190	1,353,063	394,099	389,060	407,274	1,190,433

Total EMC Information Infrastructure Software License & Maintenance	953,726	989,615	1,016,645	1,141,721	4,101,707	1,000,426	1,041,556	1,030,864	3,072,846

EMC Information Infrastructure Other Services	459,495	482,522	517,451	588,082	2,047,550	591,340	651,731	628,604	1,871,675

Total EMC Information Infrastructure Revenue	$2,718,987	$2,826,575	$2,945,463	$3,418,368	$11,909,393	$3,031,889	$3,221,299	$3,243,732	$9,496,920

VMware Software:
VMware Software License	$169,696	$205,050	$244,235	$284,215	$903,196	$293,980	$281,143	$285,088	$860,211
VMware Software Maintenance	65,318	73,485	86,835	102,074	327,712	112,119	135,665	147,142	394,926

Total VMware Software License & Maintenance	235,014	278,535	331,070	386,289	1,230,908	406,099	416,808	432,230	1,255,137

VMware Other Services	21,004	19,562	23,221	26,117	89,904	32,071	35,767	39,630	107,468

Total VMware Revenue	$256,018	$298,097	$354,291	$412,406	$1,320,812	$438,170	$452,575	$471,860	$1,362,605